Report of Independent Registered Public Accounting Firm

To the Board of Trustees of ETF Managers Trust
and the Shareholders of PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF,
PureFunds ISE Cyber Security ETF, PureFunds ISE Big Data ETF, PureFunds ISE Mobile
Payments ETF, PureFunds Drone Economy Strategy ETF, PureFunds Video Game Tech ETF,
PureFunds Solactive FinTech ETF, PureFunds ETFx HealthTech ETF, The Restaurant ETF, Etho
Climate Leadership U.S. ETF, BlueStar TA-BIGITech Israel Technology ETF, and Tierra XP Latin
America Real Estate ETF:

In planning and performing our audit of the financial statements of ETF Managers Trust, which includes PureFunds ISE Junior Silver (Small Cap Miners/Explorers) ETF,
PureFunds ISE Cyber Security ETF, PureFunds ISE Big Data ETF, PureFunds ISE Mobile
Payments ETF, PureFunds Drone Economy Strategy ETF, PureFunds Video Game Tech ETF,
PureFunds Solactive FinTech ETF, PureFunds ETFx HealthTech ETF, The Restaurant ETF, Etho
Climate Leadership U.S. ETF, BlueStar TA-BIGITech Israel Technology ETF, and Tierra XP Latin
America Real Estate ETF as of and for the periods ended September 30, 2016 in accordance with the standards of the Public Company Accounting Oversight Board (United States), we
considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR , but not for the purpose of expressing an opinion on the effectiveness of the Funds'
internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Funds; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with
GAAP, and that receipts and expenditures of the Funds are being made only in accordance with authorizations of management and directors of the Funds; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States). However, we noted no deficiencies in the
Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of
September 30, 2016.

This report is intended solely for the information and use of management and the Board of
Trustees of ETF Managers Trust and the Securities and Exchange Commission and is not
intended to be and should not be used by anyone other than these specified parties.

/s/ WithumSmith+Brown, PC

New York, NY
November 28, 2016